Exhibit 99.1

Contact:

James T. Judson

Omnicell, Inc.

Vice President of

1201 Charleston Road

Finance and Interim CFO	Mountain View, CA 94043
800-850-6664, ext. 6118
jimj@omnicell.com

For Immediate Release

Omnicell Announces Second Quarter 2005 Financial Results

MOUNTAIN VIEW, Calif. – July 21, 2005 — Omnicell, Inc. (NASDAQ: OMCL), a leading provider of patient safety solutions preferred by nurses, today announced second quarter 2005 results.

Revenue for the second quarter of 2005 totaled $28.6 million, down 2% from the second quarter of 2004 and down less than 1% from Q1 2005. Total backlog as of June 30, 2005 totaled a record $53.9 million, up $7.5 million or 20% from second quarter 2004 and up $8.7 million or 20% sequentially.

Net income for the quarter totaled $66,000, up from a GAAP loss of $(5.8) million or $(0.23) per share in Q1 2005, but down from a net income of $2.4 million or $0.09 per share in Q2 2004.

Gross margin for the second quarter was 56.9%. This was an improvement of 6.9 points from our GAAP gross margin in Q1 2005 and up 3.0 points from pro forma gross margin in Q1 2005. The improvement versus Q1 pro forma results was primarily a result of overhead cost reductions in the company’s manufacturing, field installation, and service organizations.

Operating expenses were $16.3 million for the second quarter of 2005. This compares with operating expenses of $20.3 million on a GAAP basis in Q1 2005 and pro forma operating expenses of $18.1 million for the first quarter of 2005. The decrease from Q1 pro forma operating expenses was due to significant cost reductions associated with ceasing the company’s practice of chasing “turns” business, a reduction in fees for audit and SOX compliance, and a reduction of sales and marketing expenses unique to the first quarter of 2005.

Omnicell Chairman, President and CEO Randall A. Lipps commented, “I’m very pleased with the increased order activity we saw in the second quarter. We made some strategic investments in the latter half of 2004 to realign our sales force and bring more focus on our main supply and medication product lines, and concentrated our corporate sales team on business opportunities with large integrated delivery networks. While the transition has not been easy, this past quarter’s results clearly indicate that we have begun to see the benefits of these initiatives.”

Omnicell Interim CFO James T. Judson added, “We have made excellent strides during Q2 taking costs out of our business. The organization is focused on driving linearity which minimizes our costs and cash needs, but also frees up time to make the necessary changes in business practices to adapt to the larger deals and new market opportunities ahead of us.”

Financial Results Conference Call Details

Management will discuss financial results for the second quarter of 2005 on Thursday, July 21, 2005 at 2:00 p.m. PT via conference call. Investors and analysts may listen to this conference call by logging on to www.omnicell.com or by dialing 800-240-7305 (domestic) or 303-262-2194 (international) approximately 10 minutes prior to the scheduled start. A replay of the call will be available from 4:00 p.m. PT on July 21, 2005 through 11:59 p.m. PT on July 28, 2005. Dialing 800-405-2236 (domestic) or 303-590-3000 (international) and entering the passcode 11034476# for both numbers will access the call replay. On the conference call, management will be discussing certain additional financial and statistical information. That information can be located on the “Investor Relations” page of Omnicell’s Web site at www.omnicell.com.

About Omnicell

Established in 1992, Omnicell (NASDAQ: OMCL) is a leading provider of patient safety solutions preferred by nurses. Improving patient care by enhancing operational efficiency, Omnicell solutions are used throughout the healthcare facility—in the pharmacy, nursing units, surgical services, cath lab, and all the way to the patient’s bedside. The company’s MedGuard™ line of solutions for the medication-use process includes systems for physician order management, automated pharmacy retrieval, medication packaging, medication dispensing, and nursing workflow automation with bar code medication administration. For the medical-surgical supply chain, Omnicell provides open bar code systems, cabinet-based supply management, integrated open and cabinet-based systems, and Web-based procurement. More than 1,600 healthcare facilities use Omnicell solutions to help reduce medication errors, operate more efficiently, and decrease costs—ultimately contributing to improved clinical and financial outcomes. For more information, visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission filings and include, without limitation, the continued growth and acceptance of our products and services and the continued growth of the clinical automation and workflow automation market generally, the potential of increasing competition, the ability of the company to achieve profitability in the next few quarters, grow product backlog, retain key personnel, cut expenses, develop new products and integrate acquired products or intellectual property in a timely and cost-effective manner, and improve sales productivity. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

Statement of Utility

Omnicell provides all information required in accordance with GAAP, but it believes that evaluating its ongoing operating results may be difficult if an investor is limited to reviewing only GAAP financial measures. Accordingly, Omnicell uses non-GAAP financial measures of its performance internally to evaluate its ongoing operations and to allocate resources within the organization.

Omnicell’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used by Omnicell may not be consistent with the presentation of similar companies in Omnicell’s industry. However, Omnicell presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what it believes to be its ongoing business operations.

Omnicell’s management believes it is useful for itself and investors to review both GAAP information and the non-GAAP measures earnings per share to have a better understanding of the overall performance of its business and its ability to perform in subsequent periods.

Omnicell has computed the non-GAAP earnings per share impact for the first quarter of 2005 of severance costs related to a reduction in force, charges related to the end-of-life of certain older products and the costs related to two suspended acquisitions, all occurring in the first quarter of 2005. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with the reports of financial results for the second quarter of 2005 and it better enables investors to evaluate the ongoing operations and prospects of Omnicell by providing a better comparison to prior periods. Omnicell has provided a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

OMNICELL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2005	2004	Change (%)	2005	2004	Change (%)
Revenues:
Product revenues	$21,752	$23,380		$44,494	$45,607
Service and other revenues	6,846	5,827		12,855	11,429
Total revenues	28,598	29,207	-2%	57,349	57,036	1%

Costs of revenues:
Cost of product revenues	10,052	9,340		21,585	18,537
Cost of service and other revenues	2,286	2,185		5,123	4,206
Total cost of revenues	12,338	11,525		26,708	22,743

Gross profit	16,260	17,682	-8%	30,641	34,293	-11%

Operating expenses:
Research and development	2,732	1,837		5,441	4,203
Selling general and administrative	13,563	13,218		30,705	25,094
Restructuring and severance charges	—	171		406	171
Total operating expenses	16,295	15,226	7%	36,552	29,468	24%

Income from operations	(35)	2,456		(5,911)	4,825

Interest and other income	122	77		247	161
Interest and other expense	(4)	(56)		(28)	(58)

Income before provision for income taxes	83	2,477		(5,692)	4,928

Provision for income taxes	17	104		34	201

Net income	$66	$2,373	-97%	$(5,726)	$4,727	-221%

Net income per share - basic	$0.00	$0.10		$(0.22)	$0.19

Net income per share - diluted	$0.00	$0.09		$(0.22)	$0.17

Weighted average shares outstanding - basic	25,784	24,752	4%	25,637	24,527	5%

Weighted average shares outstanding - diluted	26,743	27,709	-3%	25,637	27,927	-8%

OMNICELL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,	Change
	2005	2004 (1)	($)	(%)
	(Unaudited)
ASSETS
Current assets:
Cash & cash equivalents	$24,259	$19,482	4,777	25%
Short-term investment	$3,713	$11,117	(7,404)	-67%
Accounts receivable, net	22,432	21,967	465	2%
Inventories	15,961	14,592	1,369	9%
Receivables subject to a sales agreement	2,987	2,878	109	4%
Other current assets	7,685	7,730	(45)	-1%
Total current assets	77,037	77,766	(729)	-1%
Property and equipment, net	5,009	5,660	(651)	-12%
Long-term receivables subject to a sales agreement	2,234	3,224	(990)	-31%
Other assets	10,312	12,841	(2,529)	-20%
Total assets	$94,592	$99,491	(4,899)	-5%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,841	$4,489	2,352	52%
Accrued liabilities	9,296	12,918	(3,622)	-28%
Deferred service revenue	15,708	13,922	1,786	13%
Deferred gross profit	7,195	7,846	(651)	-8%
Obligation resulting from sale of receivables	2,987	2,878	109	4%
Total current liabilities	42,027	42,053	(26)	0%
Long-term obligation resulting from sale of receivables	2,234	3,224	(990)	-31%
Other long-term liabilities	250	517	(267)	-52%
Stockholders’ equity	50,081	53,697	(3,616)	-7%
Total liabilities and stockholders’ equity	$94,592	$99,491	(4,899)	-5%

(1) Derived from the December 31, 2004 audited consolidated balance sheet.

Reconciliation of non-GAAP Information

Reconciliation of GAAP-based EPS  to Pro Forma EPS

for the six months ended June 30, 2005

(unaudited)

Actual
GAAP-based EPS	$(0.22)
Reduction in Force Cost	$(0.06)
Inventory Obsolescence Due to Discontinuation of Product	$(0.04)
Write-off of costs for suspended acquisitions	$(0.03)
Pro Forma EPS	$(0.10)

Reconciliation of GAAP-based Operating Expenses to Pro Forma Operating Expenses for the six months ended June 30, 2005

(unaudited)

($ in millions)

Actual
GAAP-based Operating Expenses	$36.6
Reduction in Force Cost	$(1.5)
Write-off of costs for suspended acquisitions	$(0.6)
Pro Forma Operating Expenses	$34.5

Reconciliation of GAAP-based Cost of Revenue and Gross Margin Percentage to Pro
Forma Cost of Revenue and Gross Margin Percentage

for the six months ended June 30, 2005

(unaudited)

($ in millions)

	Actual	Gross Margin %
GAAP-based Cost of Revenue	$26.7	53.4%
Inventory Obsolescence Due to Discontinuation of Product	$(1.1)	1.9%
Pro Forma Cost of Revenue	$25.6	55.3%